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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 10, 2003

                                   LEXENT INC.
               (Exact Name of Registrant as Specified in Charter)

   Delaware                        000-31105                    13-3990223
(State Or Other                   (Commission                  (IRS Employer
Jurisdiction Of                   File Number)               Identification No.)
 Incorporation) ............................................................

                              Three New York Plaza
                            New York, New York 10004
                            ------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (212) 981-0700


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Item 5.  Other Events and Regulation FD Disclosure.

On July 10, 2003, Lexent Inc. (the "Company") issued a press release announcing that it had signed an Agreement and Plan of Merger (the "Merger Agreement") between LX Merger Corp. (the "Purchaser") and the Company. The Purchaser is a newly formed corporation owned by certain members of the Company's management and organized for the sole purpose of entering into the Merger Agreement and consummating the transactions contemplated thereby. A copy of the Company's press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Under the terms of the Merger Agreement, the Purchaser will merge (the "Merger) into the Company, and the stockholders of the Company (other than the Purchaser) will receive $1.50 in cash for each outstanding share of the Company's Common Stock. Outstanding options to purchase shares of the Company's Common Stock will be canceled and each holder of such options will receive $1.50 per share minus the exercise price of the options, but only to the extent that the exercise price is lower than $1.50.

The closing of the Merger is subject to various conditions, including the negotiation and execution of a definitive settlement agreement with respect to the lawsuits consolidated under the caption In Re Lexent Inc. Shareholder Litigation currently pending in the Court of Chancery of the State of Delaware, approval of the transaction by stockholders of the Company representing a majority of the shares of common stock voting on the transaction (other than shares owned by the Purchaser or the stockholders of the Purchaser), regulatory approvals, absence of any pending or threatened litigation related to the transaction and other customary conditions to closing. Subject to these conditions, Lexent expects to complete the merger transaction in the third quarter of 2003. Notwithstanding, there can be no assurance that the conditions will be met and the transaction will be consummated in the third quarter 2003 or at all.

After consummation of the Merger, the Company's Common Stock will no longer be traded on the OTC Bulletin Board or any other securities exchange and the Company will become a privately-held company.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits

         2.1 Agreement and Plan of Merger, dated as of July 9, 2003, between LX Merger Corp. and Lexent Inc.

         99.1 Press Release of Lexent Inc., dated July 10, 2003, announcing that Lexent Inc. had signed a definitive merger agreement with LX Merger Corp.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   LEXENT INC.

                                     By: /s/ Noah Franzblau
                                        Noah Franzblau
                                        Secretary and General Counsel

Date:    July 10, 2003


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